Exhibit 10.14

Exhibit 10.14

SECOND AMENDMENT

TO NYSE/AMEX/SIAC FACILITIES

MANAGEMENT AGREEMENT

AGREEMENT made this 13th day of August, 1979 by and among New York Stock Exchange, Inc. (NYSE), American Stock Exchange, Inc. (AMEX) and Securities Industry Automation Corporation (SIAC).

WHEREAS, the parties hereto entered into an agreement dated February 23, 1977 pursuant to which SIAC provides facilities management services to NYSE and AMEX; and

WHEREAS, the said Agreement has been amended by a First Amendment thereto dated November 18, 1977; and

WHEREAS, the said agreement dated February 23, 1977, as heretofore amended is hereinafter called the Basic Agreement; and

WHEREAS, NYSE has created a wholly owned corporate subsidiary called New York Futures Exchange, Inc. (NYFE) and NYFE is in the process of establishing a market for the trading of financial futures; and

WHEREAS, the financial futures contracts traded on NYFE are to be cleared and settled through NYFE’s affiliated clearing corporation, New York Futures Clearing Corporation (NYFCC); and

WHEREAS, AMEX has caused AMEX Commodities Exchange, Inc. (ACE) to be established for the purpose of trading financial futures and the contracts traded on ACE are cleared and settled through its affiliated clearing corporation, AMEX Commodities Clearing Corporation (ACCC); and

WHEREAS, AMEX has caused SIAC to develop, and AMEX now owns, certain computer software, which is used to provide ACE and ACCC with market data services, surveillance services and clearance and settlement services; and

WHEREAS, NYSE wishes to acquire from AMEX an ownership interest in such computer software and to license the same or make the same available to, or otherwise confer the benefits of the same on, NYFE and NYFCC and AMEX is willing to convey to NYSE such an ownership interest, all in accordance with the terms and provisions of this agreement; and

WHEREAS, the parties hereto wish to amend the Basic Agreement so as to reflect the agreement of NYSE and AMEX in this regard.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

§ 1. The term “EDP Financial Futures Property”, as used herein, means: the computer programs or routines and other items used by SIAC at the date of this agreement to cause computers and their peripheral equipment to perform all those tasks and operations specifically relating to the ACE Market Data System, the ACE Surveillance System or the ACCC Clearance and Settlement System and all documentation required to describe and maintain, and all technical information relating to, such programs, routines and other items, including, without limitation, all applicable operating techniques, data, manuals, reports written for management review, equipment and process designs, and all similar ideas, configurations, formulations, descriptions and plans.

The term “Enhanced EDP Financial Futures Property”, as used herein, means: the computer programs or routines and other items developed or acquired by SIAC in providing the enhancements of the Systems (as that term is hereinafter defined) as described in Attachment B hereto and any other enhancements of any of the Systems hereafter proposed by NYSE and all documentation required to describe and maintain, and all technical information relating to, such programs, routines and other items, including, without limitation, all applicable operating techniques, data, manuals, reports written for management review, equipment and process designs, and all similar ideas, configurations, formulations, descriptions and plans.

§ 2. AMEX represents and warrants to NYSE that:

(a) it has caused SIAC to develop or acquire all of the EDP Financial Futures Property relating to each of the following three major computer systems which, at the date hereof, are operated by SIAC and provide services to ACE and ACCC:

ACE Market Data System

ACE Surveillance System

ACCC Clearance and Settlement System

(The term “System” as used herein shall mean any one of such Systems as the context may require and the term “Systems” shall mean all three of such Systems.)

The services provided by each System are described in Attachment A hereto. The said Attachment A also reflects the total number and the names of the separate computer applications programs that relate to each System;

(b) all of the EDP Financial Futures Property has been acquired or developed by SIAC at the expense of AMEX and ACE;

(c) AMEX has full right, title and interest in and to all the EDP Financial Futures Property, subject, however, to the terms and provisions of a service agreement between AMEX and ACE dated as of September 12, 1978; and

(d) AMEX has the authority and is free, without restriction and without first obtaining the consent of ACE or any other party, to transfer and convey a full and unrestricted ownership interest in and to the EDP Financial Futures Property to NYSE as contemplated hereby.

§ 3. AMEX hereby acknowledges receipt of the sum of $400,000 paid to it by NYSE. In return for such payment and establishment of the AMEX Credit as provided in § 5 hereof, AMEX hereby transfers and conveys to NYSE and AMEX jointly full right, title and interest in and to the EDP Financial Futures Property, without restriction or encumbrance of any nature whatsoever. It is agreed that the EDP Financial Futures Property shall, from and after the date hereof, for all purposes of the Basic Agreement, be included within the term “NYSE/AMEX EDP Property” as that term is therein defined.

§ 4. AMEX is of the opinion that the computer applications programs which relate to the ACE Market Data System and which are listed in Attachment A hereto (the ACE Market Data System Programs) are entirely sufficient to provide and do provide a fully operational market data system which relates to financial futures trading only, as distinguished from stock and bond trading or options trading, which system will provide the services attributed to the ACE Market Data System in Attachment A hereto and will stand alone, independent and apart from the AMEX market data system from which the ACE Market Data System has evolved. AMEX agrees that if in SIAC’s opinion, the ACE Market Data System Programs are not sufficient by themselves to provide a fully operational market data system which relates to financial futures trading only and which provides the services attributed to the ACE Market Data System in Attachment A hereto and which stands alone, independent and apart from the AMEX market data system, then AMEX shall at its sole expense and as promptly as possible, either (i) modify and/or enhance the ACE Market Data System Programs (and thereupon transfer and convey to NYSE and AMEX jointly full right, title and interest in and to all such modifications and/or enhancements) as may be required in SIAC’s opinion to provide NYSE with a fully operational market data system which relates to financial futures trading only and which provides the services attributed to the ACE Market Data System in Attachment A hereto and which stands alone, independent and apart from the AMEX market data system, or (ii) transfer and convey to NYSE and AMEX jointly full right, title and interest in and to such other AMEX EDP Property (as that term is defined in the Basic Agreement) as may be required in SIAC’s opinion to provide NYSE with such a system. Any and all modifications or enhancements or other AMEX EDP Property which is transferred and conveyed pursuant to clause (i) or clause (ii) of the immediately preceding sentence shall be included within the term EDP Financial Futures Property and, from and after the date of such transfer and conveyance, shall, for all purposes of the Basic Agreement, be included within the term “NYSE/AMEX EDP Property” as that term is therein defined.

In any event, AMEX agrees to provide immediate and full access to NYSE and SIAC, on behalf of NYSE, to any and all AMEX EDP Property to the extent deemed reasonably necessary by SIAC in order to permit NYSE and SIAC, on NYSE’s behalf, to become fully familiar with, and to be in a position as soon as possible to document and enhance, the ACE Market Data System and NYSE agrees that it will make no use of any AMEX EDP Property (which term excludes EDP Financial Futures Property) to which it is granted such access, other than to become fully familiar with and to be in a position to document and enhance the ACE Market Data System. NYSE agrees to hold any AMEX EDP Property to which it is granted such access in confidence and to exercise due diligence to safeguard such confidentiality.

§ 5. As promptly as reasonably practical, NYSE plans to cause SIAC to enhance each of the Systems so as to increase and/or modify the services provided by each. Attachment B hereto describes the enhancements planned by NYSE for each System and reflects

SIAC’s estimate of the amount of SIAC charges (determined in accordance with the provisions of Schedule E attached to the Basic Agreement) to be imposed in connection with such enhancements.

AMEX shall have the right to share equally with NYSE the amount actually charged by SIAC in providing any one or more or all of the enhancements described in Attachment B hereto or any other enhancement of any of the Systems hereafter proposed by NYSE. All Enhanced EDP Financial Futures Property which is acquired or developed by SIAC at the joint expense of NYSE and AMEX shall, for all purposes of the Basic Agreement, be included within the term “NYSE/AMEX EDP Property” as that term is therein defined. All Enhanced EDP Financial Futures Property which is acquired or developed by SIAC at NYSE’s sole expense shall, for all purposes of the Basic Agreement, be included within the term “NYSE EDP Property” as that term is therein defined.

In return for the transfer and conveyance by AMEX to AMEX and NYSE jointly of the EDP Financial Futures Property as provided in § 3 hereof, NYSE agrees to establish a credit in AMEX’ behalf in the amount of $200,000 (the AMEX Credit). AMEX, at its option, may share with NYSE the amount actually charged by SIAC in providing any of the enhancements described in Attachment B hereto or any other enhancement of any of the Systems hereafter proposed by NYSE by paying its portion of such amount in cash or by applying to such purpose any or all of the then unexpended balance of the AMEX Credit. In addition, AMEX, at its option, may apply any or all of the then unexpended balance of the AMEX Credit toward the payment of amounts charged by SIAC in providing any enhancement of any of the Systems hereafter proposed by AMEX, in which enhancement NYSE has chosen not to participate and the cost of which is not to be shared between NYSE and AMEX. Any such enhancement, the cost of which is not shared between NYSE and AMEX, shall, for all purposes of the Basic Agreement, be included within the term “AMEX EDP Property” as that term is therein defined. Any AMEX Credit not applied by AMEX as provided in this paragraph within 24 months of the date of this agreement shall expire and shall have no further value.

It is further agreed that, as to any enhancement the cost of which is to be shared by NYSE and AMEX, AMEX (and ACE) representatives and NYSE (and NYFE) representatives will jointly plan and develop such enhancement.

§ 6. As indicated in Attachment B hereto, NYSE intends to cause SIAC to develop full and complete documentation relating to each of the Systems. In order to assist in this effort, AMEX agrees that its personnel and SIAC personnel assigned to AMEX projects will, during normal working hours and insofar as their other duties permit, consult with and assist NYSE personnel and SIAC personnel assigned to NYSE projects.

AMEX also agrees to cause SIAC to make the PDP-11/45’s, or 11/70’s, CCI-CC-80’s, DEC-LA-180’s and associated card readers and Incoterm-CRT’s utilized in connection with the Systems available to a reasonable degree and at mutually convenient times so as to permit appropriate testing of each System and of the enhancements referred to in § 5 hereof. Such testing shall be specifically requested by NYSE and NYSE agrees to pay AMEX the incremental cost to AMEX of all such test time so made available at NYSE’s request. Such incremental cost incurred by AMEX shall be paid by NYSE promptly following billing therefor and shall be equal to the amount by which (a) exceeds (b), where (a) is the amount AMEX pays SIAC with respect to any billing period for use of the computer hardware equipment made available for testing purposes as provided herein, and (b) is the amount AMEX would have been billed by SIAC with respect to such period for use of such equipment had such equipment not been made available for testing purposes as herein provided.

§ 7. The EDP Financial Futures Property relating to the ACE Market Data System and any enhancement thereto the cost of which is shared by NYSE and AMEX as provided in § 5 hereof may be sold or licensed or otherwise disposed of or made available by AMEX to any person or persons unaffiliated with either AMEX or NYSE for such consideration as AMEX deems appropriate, but AMEX shall account to NYSE for all such consideration received by it and shall promptly pay over to NYSE 50% of all such consideration.

The EDP Financial Futures Property which relates to either the ACE Surveillance System or the ACCC Clearance and Settlement System, or both, together with any enhancement to either such System the cost of which is shared by NYSE and AMEX as provided in § 5 hereof, may be sold or licensed or otherwise disposed of or made available to any person or persons otherwise than as contemplated hereby, but only with the prior written consent of both NYSE and AMEX.

Notwithstanding the foregoing provisions of this § 7, nothing herein shall prevent, and no consent of either party hereto shall be required with respect to, the transfer and assignment of any of the EDP Financial Futures Property or the Enhanced EDP Financial Futures Property which falls within the term “NYSE/AMEX EDP Property” to any successor corporation of either party hereto upon the merger or consolidation of such party, or to any person which acquires all or substantially all of the property, assets and business of either party hereto as a result of any sale, lease or other disposition of assets.

§ 8. It is agreed that, for all purposes of the Basic Agreement, (a) the services which are provided by the EDP Financial Futures Property, or by that portion of the Enhanced EDP Financial Futures Property the cost of which is shared by NYSE and AMEX as provided in § 5 hereof, may be provided by SIAC to NYSE and AMEX (and through them to NYFE (or NYFCC) and ACE (or ACCC), respectively), (b) the services which are provided by that portion of the Enhanced EDP Financial Futures Property the cost of which is borne solely by NYSE, may be provided by SIAC to NYSE (and through it to NYFE or NYFCC), and (c) the services which are provided by any enhancement of any of the Systems, the cost of which is not shared between NYSE and AMEX as provided in the third sentence of the third paragraph of § 5 hereof, may be provided by SIAC to AMEX (and through it to ACE or ACCC). NYSE may assign to NYFE (or NYFCC) or any Successor in Interest of NYFE (or NYFCC) as NYSE deems appropriate such of the NYSE’s privileges, rights and duties as arise under the Basic Agreement and relate to services provided to NYFE (or NYFCC) or any Successor in Interest of NYFE (or NYFCC) and may transfer and convey to NYFE (or NYFCC) or any Successor in Interest of NYFE (or NYFCC) full right, title and interest, without restriction or incumbrance of any nature whatsoever, in and to any or all of such of the EDP Financial Futures Property and the Enhanced EDP Financial Futures Property as is included within the term “NYSE/AMEX EDP Property” as provided herein. A “Successor in Interest of NYFE (or NYFCC)” as used in the preceding sentence shall mean any successor corporation of NYFE (or NYFCC) upon the merger or consolidation of NYFE (or NYFCC) or any person which acquires all or substantially all of the property, assets and business of NYFE (or NYFCC) as a result of any sale, lease or other disposition of assets. AMEX may assign to ACE (or ACCC) or any Successor in Interest of ACE (or ACCC) as AMEX deems appropriate such of the AMEX’s privileges, rights and duties as arise under the Basic Agreement and relate to services provided to ACE (or ACCC) or any Successor in Interest of ACE (or ACCC) and may transfer and convey to ACE (or ACCC) or any Successor in Interest of ACE (or ACCC) full right, title and interest, without restriction or incumbrance of any nature whatsoever, in and to any or all of such of the EDP Financial Futures Property and the Enhanced EDP Financial Futures Property as is included within the term “NYSE/AMEX EDP Property” as provided herein. A “Successor in Interest of ACE (or ACCC)” as used in the preceding sentence shall mean any successor corporation of ACE (or ACCC) upon the merger or consolidation of ACE (or ACCC) or any person which acquires all or substantially all of the property, assets and business of ACE (or ACCC) as a result of any sale, lease or other disposition of assets.

§ 9. AMEX agrees that in order to provide NYSE (and/or NYFE and NYFCC) with the services provided by the ACE Market Data System, the ACE Surveillance System and the ACCC Clearing and Settlement System, SIAC may utilize any computer hardware system or computer hardware in its possession as it deems appropriate.

§ 10. The next six month review by SIAC, as required by the eighth paragraph of Section 7 of the Basic Agreement, which is due after the execution of this agreement shall, to the extent then feasible, modify each of the Schedules attached to the Basic Agreement so as to properly reflect this amendment thereto.

§ 11. This agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns. This agreement may not be assigned by either party without prior written consent of the other party except to a successor corporation upon merger or consolidation of either party, or to a corporation or partnership or other entity acquiring substantially all of the property, assets and business of either party by sale, lease or other disposition, or to any corporation controlling, controlled by, or under common control with either party.

§ 12. As supplemented, modified and amended by this agreement, the Basic Agreement is hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the date first above written.

NEW YORK STOCK EXCHANGE, INC.

By	/s/

AMERICAN STOCK EXCHANGE, INC.

By	/s/

SECURITIES INDUSTRY AUTOMATION CORPORATION

By	/s/

AMEX Commodities Exchange, Inc. and AMEX Commodities Clearing Corporation each hereby certifies that it has been furnished with a copy of the foregoing agreement and has examined the same and that it consents to all provisions of said agreement and, in particular, agrees that it has no objection (a) to the transfer and conveyance by AMEX to AMEX and NYSE jointly of full right, title and interest in and to the EDP Financial Futures Property as provided in said agreement, (b) to the joint ownership by NYSE and AMEX of such of the Enhanced EDP Financial Futures Property (as that term is defined in said agreement), as falls within the term “NYSE/AMEX EDP Property”, as provided therein, or (c) to the interests which NYFE and NYFECC may obtain in, or to the benefits which may be conferred upon them by, the EDP

Financial Futures Property and the Enhanced EDP Financial Futures Property, as contemplated by said agreement.

AMEX COMMODITIES EXCHANGE, INC.

By	/s/

AMEX COMMODITIES CLEARING CORPORATION

By	/s/

Dated: August 13, 1979

New York Futures Exchange, Inc. and New York Futures Clearing Corporation each hereby certifies that it has been furnished with a copy of the foregoing agreement and has examined the same and that it consents to all provisions of said agreement and, in particular, that it has no objection to the interests which ACE and ACCC may continue to have or may obtain in, or to the benefits which may be conferred upon them by, the EDP Financial Futures Property, the Enhanced EDP Financial Futures Property and any enhancement of any of the Systems, the cost of which is not shared between NYSE and AMEX as provided in the third sentence of the third paragraph of § 5 of said agreement, all as contemplated by said agreement.

NEW YORK FUTURES EXCHANGE, INC.

By	/s/

NEW YORK FUTURES CLEARING CORPORATION

By	/s/

Dated: August 13, 1979

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